Exhibit 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1

Monthly Series 2000-1 Certificateholders' Statement

         Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.

For Month October 2003

5.2(a)(i)     on an aggregate basis:

                  Class A Monthly Principal                                                0.00

                  Class B Monthly Principal                                                0.00

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Principal                                                0.00

                  Class B Monthly Principal                                                0.00

5.2(a)(ii)    on an aggregate basis:

                  Class A Monthly Interest                                           254,833.33

                  Class B Monthly Interest __________                                      0.00

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Interest                                                 1.27

                  Class B Monthly Interest                                                 0.00



5.2(a)(iii)   Collections of Principal Receivables allocated to Class A                    0.00

              Collections of Principal Receivables allocated to Class B                    0.00

5.2(a)(iv)    Collections of Finance Charge Receivables allocated to Class A       3,572,335.90

              Collections of Finance Charge Receivables allocated to Class B       1,067,061.38

5.2(a)(v)     Principal Receivables (beginning of month)                       1,169,729,965.03
                  Gross Credit Sales                                             195,903,607.44
                  Principal Payments                                            (182,633,574.44)
                  Returns                                                        (30,264,838.06)
                  Principal Defaults                                              (9,032,577.60)
                  Ineligible Principal Receivables                                         0.00
                  Actual Misc. Adjustments                                                 0.00

              Principal Receivables (end of month)                             1,143,702,582.37

              Total Portfolio Recoveries
                  Gross Recoveries                                                 1,605,178.59
                  Recoveries Net of Expenses                                       1,050,723.69

              Total Portfolio Finance Charge Collections
                  Finance Charge Collections                                      19,842,618.07
                  Finance Charge Collections with Recoveries                      20,893,341.76

              Investor Interest                                                  259,740,260.00

              Adjusted Investor Interest                                         259,740,260.00

                  Class A Investor Interest                                      200,000,000.00

                  Class A Adjusted Investor Interest                             200,000,000.00

                  Class B Investor Interest                                       59,740,260.00

              Floating Investor Percentage                                                22.21%

                  Class A Floating Allocation                                             77.00%

                  Class B Floating Allocation                                             23.00%

              Fixed Investor Percentage                                                     N/A

                  Class A Fixed Allocation                                                  N/A

                  Class B Fixed Allocation                                                  N/A



5.2(a)(vi)    Delinquent Accounts

                  30-59 Days Delinquent                                           40,007,445.00

                  60-89 Days Delinquent                                           14,290,642.00

                  90 + Days Delinquent                                            29,378,522.00

5.2(a)(vii)   Aggregate Investor Default Amount                                    2,005,697.15

                  Class A Investor Default Amount                                  1,544,386.80

                  Class B Investor Default Amount                                    461,310.35

5.2(a)(viii)  on an aggregate basis:

                  Class A Investor Charge-Offs                                             0.00

                  Class B Investor Charge-Offs                                             0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs                                             0.00

                  Class B Investor Charge-Offs                                             0.00

5.2(a)(ix)    on an aggregate basis:

                  Class A Investor Charge-Offs reimbursed                                  0.00

                  Class B Investor Charge-Offs reimbursed                                  0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs reimbursed                                  0.00

                  Class B Investor Charge-Offs reimbursed                                  0.00

5.2(a)(x)     on an aggregate basis:

                  Class A Servicing Fee                                              333,333.33

                  Class B Servicing Fee                                                    0.00

5.2(a)(xi)    Portfolio Yield                                                             12.17%

5.2(a)(xii)   Reallocated Class B Principal Collections                                    0.00



5.2(a)(xiii)  Class B Investor Interest                                           59,740,260.00

5.2(a)(xiv)   LIBOR for Interest Period                                                 1.12000%

5.2(a)(xv)    Principal Funding Account Balance                                            0.00

5.2(a)(xvi)   Accumulation Shortfall                                                       0.00

5.2(a)(xvii)  Principal Funding Account Investment Proceeds                                0.00

5.2(a)(xviii) Principal Funding Investment Shortfall                                       0.00

5.2(a)(xix)   on an aggregate basis:

                  Class A Available Funds                                          3,572,335.90

5.2(a)(xx)    Class A Certificate Rate                                                  1.39000%

              Other items

                  Number of Accounts (beginning of month)                             2,237,818
                  Number of Accounts (end of month)                                   2,192,506

                  Collateral Performance

                       Total Payment Rate                                                 17.40%

                       Portfolio Yield (Gross)                                            21.43%

                       Excess Spread (current month)*                                      9.45%
                       Excess Spread (previous month)                                      9.92%
                       Excess Spread (2 months previous)                                   9.99%
                       ------------------------------------------------------------------------
                       Excess Spread (3 month rolling Average)                             9.79%

                       *Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.



                       Defaults                                                            9.27%

                       30-59 Days Delinquent                                               3.42%
                       60-89 Days Delinquent                                               1.22%
                       90 + Days Delinquent                                                2.51%
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                       Total Delinquent                                                    7.15%

                       Principal Payment Rate                                             15.61%

                       Pool Balance in $MM (end of month)                                 1,144

                       Seller Percent                                                     77.41%

                  Series Performance Trigger (as defined in Pooling and Servicing Agreement)

                       Net Portfolio Yield (current month, net of Charge-offs)            12.17%
                       Net Portfolio Yield (previous month)                               12.53%
                       Net Portfolio Yield (2 months previous)                            12.63%
                       ------------------------------------------------------------------------
                       Net Portfolio Yield (3 month rolling average)                      12.44%

                       Base Rate (current month)                                           3.53%
                       Base Rate (previous month)                                          3.39%
                       Base Rate (2 months previous)                                       3.43%
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                       Base Rate (3 month rolling average)                                 3.45%

                       Spread to Base Rate (current month)                                 8.64%
                       Spread to Base Rate (previous month)                                9.14%
                       Spread to Base Rate (2 months previous)                             9.20%
                       ------------------------------------------------------------------------
                       Spread to Base Rate (3 month rolling average)                       8.99%

                       Base Rate > Portfolio Yield (3 month rolling average)                 No

                                        Dillard National Bank
                                          as Servicer

                                        By:___________________________________
                                           Title: Cashier

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2

Monthly Series 2002-2 Certificateholders' Statement

         Capitalized terms used in this Certificabte have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For the Period October 2003

                                                         Class A            Class B           Class C              Total
Section 5.2 - Supplement

(a)(i)    Monthly Principal Distributed                          -                -                 -                     -

(a)(ii)   Monthly Interest Distributed per $1,000                3.17             -                 -                     3.17
                      Deficiency Amounts                         -                -                 -                     -
                      Additional Interest                        -                -                 -                     -
                      Accrued and Unpaid Interest                -                -                 -                     -

(a)(iii)  Collections of Principal Receivables          31,501,074.36      2,641,995.11     6,503,478.07         40,646,547.54

(a)(iv)   Collections of Finance Charge Receivables      3,572,335.90        299,611.81       737,517.96          4,609,465.68

(a)(v)    Aggregate Amount of Principal Receivables    195,549,847.67     16,400,765.72    40,371,770.57        252,322,383.96
                               Investor Interest       200,000,000.00     16,774,000.00    41,290,516.00        258,064,516.00
                               Adjusted Interest       200,000,000.00     16,774,000.00    41,290,516.00        258,064,516.00
                      Floating Investor Percentage              17.10%             1.43%            3.53%                22.06%
                      Fixed Investor Percentage              N/A                 N/A              N/A                   N/A

(a)(vi)   Receivables Delinquent (As % of Total Receivables)
                      Current               92.68%                                                            1,060,025,973.37
                      30 to 59 days          3.50%                                                               40,007,445.00
                      60 to 89 days          1.25%                                                               14,290,642.00
                      90 or more days        2.57%                                                               29,378,522.00
                      Total Receivables                                                                       1,143,702,582.37

(a)(vii)  Investor Default Amount per $ 1,000                    7.72              0.65             1.59                  9.96

(a)(viii) Investor Charge-Offs                               N/A                 N/A              N/A                   N/A

(a)(ix)   Reimbursed Investor Charge-Offs                    N/A                 N/A              N/A                   N/A

(a)(x)    Servicing Fee                                    333,333.33         27,956.67        68,817.53            430,107.53

(a)(xi)   Portfolio Yield                                                                                                12.17%



Section 5.2 - Supplement (continued)

                                                         Class A            Class B           Class C              Total

(a)(xii)  Reallocated Monthly Principal                          -                 -                -                     -

(a)(xiii) Closing Investor Interest                    200,000,000.00     16,774,000.00    41,290,516.00        258,064,516.00

(a)(xiv)  Principal Funding Account Balance                                                                               -

(a)(xv)   Accumulation Shortfall                                                                                          -

(a)(xvi)  Principal Funding Investment Proceeds                                                                           -

(a)(xvii) Principal Investment Funding Shortfall                                                                          -

(a)(xviii)Available Funds                                3,572,335.90        299,611.81       737,517.96          4,609,465.68

(a)(xix)  Certificate Rate                                       3.80%             0.00%            0.00%


          Additional Information


          Principal Receivables - (Total Trust Pool)
          Beginning Balance - 10/01/2003                                                                      1,169,729,965.03
          Credit Purchases                                                                                      195,903,607.44
          Credit Returns                                                                                        (30,264,838.06)
          Collections                                                                                          (202,476,192.51)
          Finance Chgs & Late Fees                                                                               21,803,151.37
          Charge-offs                                                                                           (10,993,110.90)
          Accounts Purchased / Sold                                                                                       -
                                                                                                              ----------------
          Ending Balance - 10/31/2003                                                                         1,143,702,582.37
                                                                                                              ================

          Total Interest to be Distributed                                                                          633,333.33
                                                                                                              ================



          Dillard National Bank, as Servicer


          By:______________________________
             James P. Turk
             Cashier